Exhibit 99.1

Ventana Capital Partners

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into and is effective this ninth day of February 2009 by and between China Carbon Graphite Group Inc., located at Xicheng Wai, Chengguantown, Xinghe County, Inner Mongolia, China (hereinafter referred to as or the "Company") and Ventana Capital Partners, Inc., a Nevada corporation, with principal offices at 5782 Caminito Empresa, La Jolla, California 92037 (hereinafter referred to as "Consultant").

WHEREAS:

A.
The Company seeks to retain Consultant to provide certain investor and public relations consulting services to the Company upon the terms and conditions set forth in this Agreement and in Exhibit A attached hereto.

B.
The Company is a publicly traded company whose common stock is traded on the over the counter bulletin board (the "OTCBB") under the symbol CHGI. The Company wants to achieve certain corporate objectives and wishes to engage the Consultant to assist the Company in achieving its goals. The Company has provided the Consultant with a copy of its business overview and audited financials_

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.0 Services: In consideration of the compensation paid by the Company to Consultant as described in Section 2.0 of this Agreement, Consultant shall undertake its best efforts to provide the Company with the following services for the purpose of assisting the Company in generating investor interest in the Company and its securities through the implementation of an investor relations and public relations program. In this connection, the Consultant will:

1.01 Assist the Company in coordinating documents as required by their legal counsel and to assist the Company and its officers and directors in connection with the items described in this Agreement. In addition, Consultant shall undertake its best efforts to:

a.	Assist the Company in the preparation of documents required for all investor relations and public relations campaigns.

b.	Assist the Company in preparing presentations to various institutional investors at conferences.

c.	Assist the Company with guidance concerning perception and nuances of positioning their Company's stock in the US public markets.

d.	Provide the Company with guidance potential investor response to proposed financing agreements that the company may enter into from time to time.

Ventana Capital Partners

e.	Assist the Company and its officers with all matters concerning the future growth and direction of the Company.

1.02 Limitation on Activities. Consultant has advised the Company that it is not a registered broker-dealer, and it will not engage in any activities for which registration as a broker-dealer is required.

2.0 Compensation to Consultant. In consideration for the services provided by Consultant described in this Agreement, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company agrees that it shall pay Consultant the following compensation:

2.01 Stock Compensation. Consultant or its designee shall receive, upon the signing of this Agreement, 750,000 restricted common shares of the Company's stock.

2.02 Expenses. Company will reimburse Consultant Travel and Entertainment Expenses. Company will prepay all approved Air Travel and Hotel Expenses. Out of pocket expenses in excess of $1000.00 per calendar month must be pre-approved by an Officer or Director of the Company.

2.03 Due Diligence Review. Consultant and the Company agree that the parties will cooperate in conducting a due diligence review of the Company, its officers, directors, and affiliates to ensure that the Consultant will be able to perform its duties pursuant to this Agreement in an effective manner.

3.0   Term of Agreement. The term of this Agreement is for 6 months.

4.0    Confidentiality

4.01 Protection of Confidential Information. Consultant acknowledges that it will be provided with information about, and Consultant's engagement by the Company will throughout the Term bring Consultant into close contact with, the confidential affairs of the Company, including proprietary information about the business of the Company including, without limitation, costs, finances, internal financial statements, projections, markets, sales, customers, vendors, products, key personnel, operational methods, formulas, methods of production, technical processes and methods, plans for future developments, software, data bases, computer programs, specifications, documentations, designs, trade secrets, technology, know-how, research and development, inventions, patents and copyrights (and any renewals, reissues, extensions, divisions, continuations and continuations in part thereof and registrations, applications, patents of addition and investor certificates) and other information not available to the public (collectively "Confidential Information"), all of which are highly confidential and proprietary. Confidential Information shall not include any information which becomes publicly disclosed by or in accordance with the policies of the Company.

Ventana Capital Partners

4.02 Consultant covenants and agrees that during the Term and thereafter Consultant will:

(a)   Keep secret all Confidential Information of the Company and not disclose the same to anyone outside of the Company, either during or after the Term, except with the Company's prior written consent;

(b)   Not make use of any of such Confidential Information for its own purposes or the benefit of anyone other than the Company, and any disclosure on behalf of the Company shall be made in accordance with Company policy;

(c)            Deliver promptly to the Company or destroy on termination of this Agreement, or at any time the Company may so request, all Confidential Information including but not limited to memoranda, notes, records, computer software discs, reports and other confidential documents (and all copies thereof) relating to the Company and its business, that Consultant may then possess or have under or its control_ In this connection, the Consultant shall erase any Confidential Information from its computer's hard drives.

In connection with the performance of its duties, the Consultant shall not disclose Confidential Information to any person (including any employee of or consultant to the Consultant) who does not require access to such information in order to enable the Consultant to perform its duties pursuant to this Agreement. Any person to whom such disclosure is made shall agree to be bound by the provisions of this Section 4.02.

4.03 The Consultant recognizes that any trading or disclosure of material non-public information may be a violation of federal and state securities laws and the Consultant shall take such steps as are necessary to insure compliance with this paragraph.

4.04 In the event that any Confidential Information is required to be produced by the Consulant pursuant to legal process, the Consultant shall, subject to the last sentence of this paragraph, give the Company notice of such legal process within a reasonable time, but not later than ten (10) business days prior to the date such disclosure is to be made, unless the Consultant has received less notice, in which event the Consultant shall notify the Company as promptly as practicable. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company's cost and expense) in a timely manner so that the Consultant is not subject to penalties for failure to make such disclosure, the Consultant shall not make any disclosure until there has been a court determination on the Company's objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, the Consultant shall make disclosure only to the extent that disclosure is unequivocally required by the court order, and the Consultant will exercise reasonable efforts at the Company's expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

Ventana Capital Partners

5.0 Miscellaneous.

5.01 Further Assurances. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to affect the provisions of this Agreement.

5.02 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the parties' respective successors and assigns; provided, however, that neither party shall have the right to transfer or assign this Agreement except in connection with a niceas or consolidation of such party.

5.03 Independent Counsel. Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

5.04 Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

5.05 Counterparts. This Agreement may be executed in any number of counterparts.

5.06 Expenses Associated With This Agreement Each of the parties hereto agrees to bear its own costs, attorney's fees and related expenses associated with this Agreement

5.07 Arbitration. Any dispute arising under or in connection with this Agreement shall be submitted to binding arbitration in New York City under the rules then obtaining of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and conclusive on both parties. If either party prevails on all issues in dispute, the arbitrator may, in its discretion, award legal fees to the prevailing party. In no event shall the arbitrator(s) have any authority to modify or amend any express provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

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Ventana Capital Partners

For the "Company":

DATE: FEBRUARY 9, 2009

CHINA CARBON GRAPHITE GROUP, INC

/s/ Ting Chen
Ting Chen- CFO

For the Consultant:

Date: February 9, 2009

VENTANA CAPITAL PARTNERS, INC.

    /s/  Ralph Amato
RALPH AMATO - President

Ventana Capital Partners

EXHIBIT A

Company will prepay all costs for approved road shows for NASD brokers dealers and institutional investors. The Company further agrees to immediately make an application with its Stock Transfer Agent and pay for the installation of DRS/FAST/DWAC electronic trading.